Exhibit 7

THE CORPORATION IS A “REPORTING ISSUER” IN THE PROVINCE OF QUÉBEC AS THAT TERM IS DEFINED UNDER APPLICABLE SECURITIES LAWS. THE COMMON SHARES OF THE CORPORATION ARE LISTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL SNDTF.OB. THE SECURITIES OF THE CORPORATION SUBSCRIBED FOR HEREUNDER WILL BE SUBJECT TO RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LAWS. INVESTORS ARE URGED TO CONSULT WITH THEIR PROFESSIONAL ADVISORS WITH RESPECT TO RESALE RESTRICTIONS APPLICABLE TO SECURITIES OF THE CORPORATION.

SAND TECHNOLOGY INC.

NON-BROKERED PRIVATE PLACEMENT

SUBSCRIPTION AGREEMENT FOR UNITS

TO:         SAND TECHNOLOGY INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from SAND Technology Inc. (the “Corporation”) that number of units (the “Units”) set out below at a price of U.S.$0.70 per Unit. Each Unit consists of two Class A common shares (the “Common Shares”) and one share purchase warrant (a “Warrant”) of the Corporation. Each Warrant entitles the holder thereof to purchase one additional Common Share (a “Warrant Share”) of the Corporation at a price of U.S.$0.50 per Warrant Share at any time until the earlier of the close of business on the day which is thirty six (36) months from the Closing Date (as defined herein) or the bid price of the stock has been above U.S.$1.50 for sixty (60) consecutive trading days. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Units” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

(Name of Subscriber)

Account Reference (if applicable):

By:
Authorized Signature

(Official Capacity or Title — if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including Municipality and Province (or City and State))

S.I.N. (or SSN) or Taxation Account (or EIN) of Subscriber

(Telephone Number)	(Email Address)

Register the Securities as set forth below:

(Name)

(Account Reference, if applicable)

(Address, including Postal Code)

Number of Units: x U.S.$0.70

=

Aggregate Subscription Price: U.S.$
(the “Subscription Price”)

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal’s Address)

Deliver the Securities as set forth below:

(Name)

(Account Reference, if applicable)

(Address)

(Contact Name)	(Telephone Number)

2

Number and kind of securities of the Corporation held, directly or indirectly, if any:

State whether Subscriber is an insider of the Corporation: Yes ☐ No ☐

The Corporation hereby accepts the subscription for Units as set forth in this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable schedules) this 28th day of December, 2010.

SAND TECHNOLOGY INC.

Per:
Authorized Signing Officer

3

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

ARTICLE 1 - INTERPRETATION

1.1                               Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Montréal are not open for business.

“Canadian Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces of Canada.

“Closing” has the meaning ascribed to such term in Section 4.1.

“Closing Date” has the meaning ascribed to such term in Section 4.1.

“Closing Time” has the meaning ascribed to such term in Section 4.1.

“Corporation” means Sand Technology Inc. and includes any successor corporation to or of the Corporation.

“Offering” means the offering of Units pursuant to this Subscription Agreement.

“Person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means the Canadian Securities Laws and the US Securities Laws.

“Subscriber” means the subscriber for Units as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Price” has the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Units, a copy of which is attached hereto as Schedule “A”.

“Units” has the meaning ascribed to such term on the face page of this Subscription Agreement.

“US Securities Laws” means the United States Securities Act of 1933, as amended, the rules promulgated thereunder by the SEC, and state laws and regulations applicable to the offer and sale of securities.

1.2                               Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3                               Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in United States dollars.

1.4                               Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement.  The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 -  SCHEDULES

2.1                               Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	-	Term Sheet
Schedule “B”	-	Certificate — Additional Representations, Warranties and Covenants
Schedule “C”	-	Subscriber Questionnaire

ARTICLE 3 -  SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1                               Subscription for Units

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Units from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.2                               Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Units which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 -  CLOSING

4.1                               Closing

Delivery and sale of the Units and payment of the Subscription Price will be completed (the “Closing”) at the offices of the Corporation, 215 Redfern Avenue, Suite 410, Montréal, Québec, at 12:00 pm (Montréal time) (the “Closing Time”) on January 4, 2011 or such other place or date or time as the Corporation may determine in its sole discretion (the “Closing Date”).

4.2                               Conditions of Closing

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)                                  payment by the Subscriber of the Subscription Price by certified cheque or bank draft in United States dollars payable to “Sand Technology Inc.”;

(b)                                 the Subscriber having properly completed, signed and delivered this Subscription Agreement to the Corporation; and

(c)                                  the subscriber having properly completed, signed and delivered Schedule “B”.

ARTICLE 5 -  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1                               Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to, and covenants with the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)                                  the Corporation has been incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof;

(b)                                 the Corporation has full corporate power and authority to enter into this Subscription Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement and to observe and perform the provisions of this Subscription Agreement in accordance with the provisions hereof including, without limitation, the issue of the Common Shares, Warrants and Warrants Shares comprised of the Units to the Subscriber for the consideration and upon the terms and conditions set forth herein;

(c)                                  this Subscription Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms;

(d)                                 the Corporation is not in violation of any term of the articles or bylaws thereof. The Corporation is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Corporation, nor is the Corporation in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Corporation or in any of the material properties or assets thereof or in any material liability on the part of the Corporation or which places, or could place, in question the validity or enforceability of this Subscription Agreement or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto;

(e)                                  the Corporation is a reporting issuer in Québec; and

(f)                                    the certificates evidencing the Common Shares and the Warrants comprising the Units will be delivered no later than 60 days following the acceptance hereof by the Corporation.

ARTICLE 6 -  ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1                               Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)                                  if the Subscriber is an individual, the Subscriber is of the full age of majority and is legally competent to enter into and execute this Subscription Agreement and take all action pursuant hereto;

(b)                                 if the Subscriber is a corporation, it is a valid and subsisting corporation, it has the necessary corporate capacity to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and it has taken all necessary corporate action in respect thereof;

(c)                                  if the Subscriber is a partnership, syndicate or other form of unincorporated organization, it has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof;

(d)                                 this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(e)                                  the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of an investment in Units, and is able to bear the economic risk of loss of such investment;

(f)                                    the Subscriber complies with one of the following:

(i)                                     the Subscriber is purchasing as principal and has purchased that number of Units having an acquisition cost of not less than $150,000 and was not created solely to purchase or hold securities in reliance on the registration and prospectus exemptions provided under Section 2.10 of National Instrument 45-106 Prospectus and Registration Exemptions (Regulation 45-106 respecting Prospectus and Registration Exemptions in Québec), it pre-existed the Offering and has bona fide purpose other than investment in the Units; or

(ii)                                  the Subscriber is an Accredited Investor (see Schedule “B” for the definition) purchasing Units as principal for its own account and not for the benefit of any other person, for investment and not with a view to any resale, distribution or other disposition of the Units in violation of Securities Laws;

(g)           the Subscriber satisfies the criteria checked in Schedule “C”;

(h)                                 the Subscriber is resident in the province/state set forth in this Subscription Agreement as the “Subscriber’s Address” opposite its signature; and

(i)                                     if required by Securities Laws, the rules or policies of any stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Units, as the case may be.

6.2                               Acknowledgments and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges, covenants and agrees as follows:

(a)                                  the Subscriber has received and reviewed a copy of the Term Sheet setting out the principal terms of the Offering;

(b)                                 no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory body has reviewed or passed on the merits of the Units;

(c)                                  the Subscriber has not received an offering memorandum and has not received any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist the Subscriber in making an investment decision in respect of the Units;

(d)                                 the Subscriber confirms that the purchase of the Units has not been made through or as a result of, that the distribution of the Units is not being accompanied by and that the Subscriber is not aware of, an advertisement of the Units in printed media of general and regular paid circulation, radio or television or any other form of general solicitation;

(e)                                  No person has made to the Subscriber any written or oral representation;

(i)                                     that any person will resell or repurchase any of the Common Shares, Warrants or Warrant Shares;

(ii)                                  that any person will refund the purchase price of the Units; or

(iii)                               as to the future price or value of any of the Common Shares, Warrants or Warrants Shares;

(f)                                    None of the Units are being purchased by the Subscriber with knowledge of any material fact about the Corporation that has not been generally disclosed;

(g)                                 the Subscriber is aware that it is purchasing the Units pursuant to an exemption under Securities Laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under Canadian Securities Laws; (ii) it may not receive information that would otherwise be required to be provided to it under Canadian Securities Laws; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under Canadian Securities Laws;

(h)                                 there are restrictions on the Subscriber’s ability to resell the securities under the Canadian Securities Laws and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the securities and the Subscriber further acknowledges that it is aware of the fact that it may not be able to resell the securities except in accordance with limited exemptions under the Canadian Securities Laws until expiry of the applicable hold and restricted period and in compliance with certain other requirements of the Canadian Securities Laws;

(i)                                     the Subscriber acknowledges that the Common Shares, Warrants, and Warrant Shares have not been registered under the US Securities Laws and that they are being offered and sold pursuant to an exemption from the registration requirements of the US Securities Laws based on the Subscriber’s representations contained in this Agreement and in Schedule “C”. The Subscriber represents and warrants as follows:

i.                  The Subscriber has experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Subscriber is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect the Subscriber’s own interests. The Subscriber must bear the risk of this investment indefinitely unless the Common Shares, Warrants, and Warrant Shares are registered pursuant to the US Securities Laws, or an exemption from registration is available. The Subscriber acknowledges that the Company has no present intention of registering the Common Shares, Warrants, or Warrant Shares. The Subscriber also acknowledges that there is no assurance that any exemption from registration under the US Securities Laws will be available and that, even if available, such exemption may not allow the Subscriber to transfer all or any portion of the Common Shares, Warrants, or Warrant Shares under the circumstances, in the amounts, or at the times the Subscriber might propose;

ii.               The Subscriber is a US Accredited Investor; and

iii.            The Subscriber has had an opportunity to discuss the Company’s business, management, and financial affairs with management of the Company and has had the opportunity to review the Company’s operations and facilities. The Subscriber has also had the opportunity to ask questions and receive answers from the Company and its management regarding the terms and conditions of this investment and any other information possessed by the Company or which can be acquired by the Company without unreasonable effort or expense.

(j)                                     the certificates representing the Common Shares, the Warrants, and the Warrant Shares comprising the Units will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE May 4, 2011.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.”;

(k)                                  the Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Units under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation and each of its directors, officers, employees and agents against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time;

(l)                                     the Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Units pursuant to such exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(m)                               the Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement;

(n)                                 there is no government or other insurance covering the Units;

(o)                                 there are risks associated with the purchase of the Units;

(p)                                 the Corporation is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement. The Subscriber acknowledges and consents to the fact that the Corporation may be required by the applicable Securities Laws to provide the securities regulators or other authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with any personal information provided by the Subscriber, pursuant to this Subscription Agreement. Notwithstanding that the Subscriber may be purchasing the Units as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing;

(q)                                 the Subscriber understands that the Corporation may be required to provide any one or more of the Canadian securities regulators or other regulatory agencies with the name, residential address, telephone number and e-mail address of the Subscriber as well as information regarding the number, aggregate purchase price and type of securities purchased under this subscription and the identities of any beneficial purchasers of the Units (collectively, the “Information”), and may make any other filings of the Information as the Corporation’s counsel deems appropriate. In addition, the information may be used by the Corporation for the purposes of:

(i)                                     completing the purchase of Units pursuant to this Subscription Agreement;

(ii)                                  complying with all corporate governance and continuous disclosure requirements under applicable Securities Laws; and

(iii)                               contacting the Subscriber in its capacity as an investor; and

(r)                                    The Subscriber hereby consents to and authorizes the foregoing use and disclosure of such Information and agrees to provide, on request, all particulars required by the Corporation in order to comply with the foregoing.

6.3                               Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under the Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

ARTICLE 7 -  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                               Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.

7.2                               Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares, Warrants or Warrant Shares and shall continue in full force and effect for the benefit of the Corporation.

ARTICLE 8 -  MISCELLANEOUS

8.1                               Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2                               Notices

(a)                                  Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)                                     in the case of the Corporation, to:

Sand Technology Inc.
215 Redfern Avenue, Suite 410
Montréal, Québec (Canada)  H3Z 3L5
Attention: Tony J. Giuliano, Vice-President and Chief Financial Officer
Fax: (514) 906-4179

(ii)                                  in the case of the Subscriber, at the address specified on the face page hereof;

(b)                                 Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission; and

(c)                                  Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3                               Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4                               Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5                               Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Québec and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Québec and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.6                               Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7                               Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.8                               Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.9                               Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.10                        Language

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Units and this Subscription Agreement be drawn up in the English language only. La société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux unités et à la présente convention de souscription soient rédigés en anglais seulement.

SCHEDULE “A”

NON-BROKERED PRIVATE PLACEMENT

TERM SHEET

SAND TECHNOLOGY INC.

Offering of Units

January 4, 2011

Issuer:	Sand Technology Inc. (the “Corporation”)

Offering:

Up to 1,071,432 Units of the Corporation (the “Units”) distributed by way of private placement to exempt purchasers or accredited investors. Each Unit consists of two Class A Common Shares (the “Common Shares”) and one share purchase warrant (a “Warrant”) of the Corporation. Each Warrant will entitle the holder, on exercise, to purchase one additional Class A Common Share of the Issuer (a “Warrant Share”) at a price of US$ 0.50 per Warrant Share at any time until the earlier of the close of business on the day which is thirty six (36) months from the Closing Date (as defined herein) or the bid price of the stock has been above US$1.50 for 60 consecutive trading days.

Total Offering:	Up to US$750,000

Price:	US$0.70 per Unit.

Warrants:

The Warrants will be transferable, but will be subject to restrictions on transfer imposed by applicable securities laws.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Corporation’s common shares, the payment of dividends in shares and the amalgamation of the Corporation.

The issue of the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Exemptions:

The offering will be made in accordance with the following exemptions from prospectus and registration requirements:

(a)                             The “accredited investor” exemption found in section 2.3 of National Instrument 45-106 Prospectus and Registration Exemptions (Regulation 45-106 respecting Prospectus and Registration Exemptions in Québec);

(b)                            The “minimum amount investment ($150,000)”exemption found in section

2.10 of National Instrument 45-106 Prospectus and Registration Exemptions (Regulation 45-106 respecting Prospectus and Registration Exemptions in Québec).

(c)                             Regulation D promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

Resale restrictions and legends:

The Shares, Warrants and Warrant Shares may be subject to indefinite resale restrictions under applicable securities laws.

The Subscribers acknowledge that the certificates representing the Units will bear the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [the date that is 4 months and a day after the distribution date].

These securities have not been registered under the United States Securities Act of 1933, as amended (the “Act’), and may not be offered, sold or otherwise transferred, assigned, pledged, or hypothecated unless and until registered under the Act or pursuant to an exemption from such registration.”

Subscribers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them. The Subscribers are solely responsible for (and the Corporation is in no way responsible for) the investor’s compliance with applicable resale restrictions.

Use of Proceeds:	The Corporation may use the proceeds from the Offering for general corporate purposes.

Closing Date:	Payment for, and delivery of, the Units is scheduled to occur on January 4, 2011 or on such other date as may be determined by the Corporation (the “Closing Date”).

SCHEDULE “B”

CERTIFICATE

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
FOR CANADIAN AND OFFSHORE SUBSCRIBERS

The Subscriber certifies that :

☐ he is purchasing a sufficient number of Units such that the aggregate acquisition cost is not less than $150,000;

or

☒ he is an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions or Regulation 45-106 respecting Prospectus and Registration Exemptions in Québec(“NI 45-106”) by virtue of satisfying one or more of the criteria below [you must certify your status as an “accredited investor” by initialling one or more] and is purchasing the Units as principal for its own account and not for the benefit of any other person:

1.	A Canadian financial institution, or a Schedule III bank.

2.	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

3.

A subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

4.

A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

5.	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

6.	The Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada.

7.

A municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’Ile de Montréal or an intermunicipal management board in Québec.

8.	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

9.	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

10.

An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

11.

An individual whose net income before taxes exceeded $200,000. in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000. in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

12.	An individual who, either alone or with a spouse, has net assets of at least $5,000,000.

13.	A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

14.	An investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in section 2.10 (Minimum amount investment), and 2.19 (Additional investment in investment funds) of NI 45-106, or

(iii) a person described in paragraph 14(i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106.

15.

An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

16.

A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

17.	A person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund.

18.

A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

19.	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

20.

A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

21.	An investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

22.	A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes of the foregoing certification, the following definitions apply:

(a)                                  “affiliate” means that an issuer is an affiliate of another issuer if:

(i)                                     one of them is the subsidiary of the other, or

(ii)                                  each of them is controlled by the same person;

(b)                                 “Canadian financial institution” means

(i)                                     an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)                                 a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)                                  “company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)                                 “control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(i)                                     a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)                                more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(e)                                  “eligibility adviser” means

(i)                                    a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)                                 in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (a) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (b) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)                                    “entity” means a company, syndicate, partnership, trust or unincorporated organization;

(g)                                 “financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the securities legislation;

(h)                                 “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)                                     “investment fund” means:

(i)                                     for the purposes of British Columbia law,

(A)                              an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

(B)                                an issuer described in an order that the commission may make under section 3.2 of the Securities Act (B.C.), and

(C)                                an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the Securities Act (B.C.);

(ii)                                  for the purposes of Alberta law,

(A)                              an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

(B)                                an issuer that is designated as a mutual fund under section 10 of the Alberta Securities Act (Alberta) or in accordance with the regulations,

but does not include an issuer, or class of issuers, that is designated under section 10 of the Alberta Securities Act (Alberta) not to be a mutual fund;

(iii)                              for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value as a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(iv)                              for the purposes of Quebec law, a company issuing shares which must, on request of the holder, redeem them at their net asset value;

(j)                                     “non-redeemable investment fund” means an issuer:

(i)                                     whose primary purpose is to invest money provided by its security holders;

(ii)                                  that does not invest,

(A)                              for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)                                for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)                               that is not a mutual fund;

(k)                                  “person” includes

(i)                                     an individual,

(ii)                                  a corporation,

(iii)                              a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)                             an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)                                     “related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets;

(m)                               “spouse” means an individual who:

(i)                                     is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada) from the other individual,

(ii)                                 is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)                             in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(n)                                 “subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE “C”

ADDITIONAL REPRESENTATION, WARRANTY, AND COVENANT

FOR US INVESTORS

The Subscriber certifies that the Subscriber meets the criteria checked below:

☐                               a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment

☐                               private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives

☐                               a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐                               an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐                               a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

☐                               a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity

☐                               an insurance company as defined in Section 2(13) of the Securities Act of 1933

☐                               an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is  either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

☐                               a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000

☐                               an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents

☐                               a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934

☐                               a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees

☐                               an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000

☐                               an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000

☐                               an entity in which all of the equity owners are accredited investors